CERTIFICATE OF TRUST

                                       OF

                         TEMPLETON EMERGING MARKETS FUND

     This Certificate of Trust of Templeton Emerging Markets Fund, a business trust (the "Trust"), executed by the undersigned trustees, and filed under and in accordance with the provisions of the Delaware Business Trust Act (12 DEL. C.ss.3801 et seq.) (the "Act"), sets forth the following:

     FIRST: The name of the business trust formed hereby is Templeton Emerging Markets Fund.

     SECOND: The address of the registered office of the Trust in the State of Delaware is 919 North Market Street, Suite 600, Wilmington, Delaware 19801. The name of the Trust's registered agent at such address is SR Services, LLC.

     THIRD: The Trust formed hereby is or will become an investment company registered under the Investment Company Act of 1940, as amended (15 U.S.C.ss.ss.80a-1 et seq.).

     IN WITNESS WHEREOF, the undersigned, being all of the trustees of the Trust, have duly executed this Certificate of Trust as of the 21st day of February 2002.


/s/CHARLES B. JOHNSON                      /s/ANDREW H. HINES, JR.
----------------------------               ------------------------------------
Charles B. Johnson                         Andrew H. Hines, Jr.


/s/HARRIS J. ASHTON                        /s/EDITH E. HOLIDAY
----------------------------               ------------------------------------
Harris J. Ashton                           Edith E. Holiday


/s/NICHOLAS F. BRADY                       /s/BETTY P. KRAHMER
----------------------------               ------------------------------------
Nicholas F. Brady                          Betty P. Krahmer


/s/FRANK J. CROTHERS                       /s/GORDON S. MACKLIN
----------------------------               ------------------------------------
Frank J. Crothers                          Gordon S. Macklin


/s/HARMON E. BURNS                         /s/FRED R. MILLSAPS
----------------------------               ------------------------------------
Harmon E. Burns                            Fred R. Millsaps


/s/S. JOSEPH FORTUNATO                      /s/CONSTANTINE D. TSERETOPOULOS
----------------------------               ------------------------------------
S. Joseph Fortunato                        Constantine D. Tseretopoulos